Exhibit 10.1

EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the “Agreement”), made this 1st day of January, 2007, is entered into by QoVox Corporation, a North Carolina corporation with its principal place of business at 6131 Falls of Neuse Road, Suite 205, Raleigh, North Carolina 27609 (the “Company”), and Dan Ference, an individual residing in Raleigh, North Carolina (the “Employee”).

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company on the terms and conditions set forth in this Agreement. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, on an at-will basis, upon the terms set forth in this Agreement, commencing on January 1, 2007 (the Commencement Date).

     2. Title; Capacity. The Employee shall serve as Chief Operating Officer (COO) or in such other position as the Company may determine from time to time. The Employee shall be based at the Company’s headquarters in Raleigh, North Carolina. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by the Company President.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in the position of Company COO and such other duties and responsibilities as the Company President shall from time to time assign to the Employee. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the period of the Employee’s employment with the Company. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.  Compensation and Benefits.

          3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company’s customary payroll practices, a monthly base salary of $12,000. Such salary shall be subject to adjustment annually thereafter as determined by the Company Chief Executive Officer.

          3.2 Fringe Benefits. The Employee shall be entitled to participate in all bonuses and benefit programs that the Company establishes and makes available to its employees and eligible dependents, if any, to the extent that Employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to paid vacation in accordance with the Company’s standard policy.

          3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable documented travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

          3.4 Withholding. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.

          3.5 Stock Option Agreement.  The Board of Directors of Datameg has determined that appropriate steps should be taken to reinforce and encourage the continued employment, performance and dedication of the Company’s key personnel.  To this end, Datameg has entered into a Stock Option Agreement with the Employee of even date herewith.

3.6 Health Insurance.  The Company shall offer health insurance for employees and their eligible dependents no later than 90 days after the Commencement Date.  The Employee and his eligible dependents shall be entitled to participate.

     4. Termination of Employment.

          4.1 This Employment Agreement may be terminated at the election of either party, at any time, upon not less than 30 days prior written notice of termination; provided, however, that the Company may, at its option, elect to terminate the Employee upon less than 30 days notice, in which case the Company shall continue to pay the Employee, in addition to any payments due to the Employee under Section 5.1, his salary as in effect on the date of termination until the date which is 30 days after the date notice of termination is given to the Employee.

     5.  Effect of Termination.

          5.1 Payments Upon Termination. In the event of Termination pursuant to Section 4.1, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his employment by the Company including extensions, if any, pursuant to Section 4.1.  The Employee’s Stock Option Agreement, of even date herewith, defines all effects of termination applicable to the Stock Option Agreement for this eventuality.

          5.2 Survival. The provisions of Sections 5, 6 and 7 shall survive the termination of this Agreement.

     6.  Non-Solicitation.

          6.1 Restricted Activities. While the Employee is employed by the Company and for a period of two years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly, either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination or cessation of the Employee=s employment with the Company; provided, that this clause (ii) shall not apply to any individual whose employment with the Company has been terminated for a period of six months or longer.

          6.2 Equitable Remedies. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 6 and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

     7.  Proprietary Information and Developments.

          7.1 Proprietary Information.

          (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company=s business, business relationships or financial affairs (collectively, AProprietary Information@) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

          (b)   The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

          (c)   The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

          7.2   Developments.

          (a)   The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as ADevelopments@).

          (b)   The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph (b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

             (c)   The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

          7.3      United States Government Obligations. The Employee acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all appropriate action necessary to discharge the obligations of the Company under such agreements.

          7.4      Equitable Remedies. The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 7 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7 and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

   8.    Other Agreements. The Employee represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement). Any agreement to which the Employee is a party relating to nondisclosure, non-competition or non-solicitation of employees or customers is listed on Schedule 8 attached hereto.

     9.  Miscellaneous.

          9.1 Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 9.1.

          9.2 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

          9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

          9.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

          9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

          9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him. Notwithstanding the foregoing, if the Company is merged with or into a third party which is engaged in multiple lines of business, or if a third party engaged in multiple lines of business succeeds to the Company’s assets or business, then for purposes of Section 6.1(a), the term Company shall mean and refer to the business of the Company as it existed immediately prior to such event and as it subsequently develops and not to the third party’s other businesses.

          9.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          9.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          9.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

QOVOX CORPORATION

By: /s/ James Murphy
James Murphy
Chief Executive Officer and Chairman of the Board

EMPLOYEE

/s/ Dan Ference
Dan Ference